UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2017

Midland States Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2017, Midland States Bancorp, Inc. (the “Company”) entered into amendments to employment agreements with each of Leon J. Holschbach, President and Chief Executive Officer of the Company, Jeffrey G. Ludwig, Executive Vice President and Chief Financial Officer of the Company, and Douglas J. Tucker, Senior Vice President and Corporate Counsel of the Company.  The amendments increase each individual’s performance-based bonus target, set each individual’s long-term incentive bonus percentage, and confirm that the employment agreements are not intended to impede protected whistleblower activity.

The foregoing descriptions of the amendments to the employment agreements for each of Mr. Holschbach, Mr. Ludwig and Mr. Tucker are qualified in their entirety by the text of the respective amendments to the employment agreements, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Transitional Employment Agreement, dated as of December 15, 2017, between Midland States Bancorp, Inc., Midland States Bank and Leon J. Holschbach

10.2	Amendment No. 2 to Employment Agreement, dated as of December 15, 2017, between Midland States Bancorp, Inc., Midland States Bank and Jeffrey G. Ludwig

10.3	Amendment No. 1 to Employment Agreement, dated as of December 15, 2017, between Midland States Bancorp, Inc., Midland States Bank and Douglas J. Tucker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2017	MIDLAND STATES BANCORP, INC.

	By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President and Corporate Counsel